Exhibit 10.16

CONSULTING AGREEMENT

This consulting agreement (this “Agreement”), effective as of [•], 2024, (the “Effective Date”), is between Veg House Holdings Inc. (the “Company”) and [•] (the “Consultant”).

1.	Consulting Services.

The Company retains the Consultant for consulting work pertaining to assisting the Company in increasing its enterprise value, in which the responsibilities of the Consultant are detailed in the list below (the “Services”):

i.	[•]

The Consultant shall provide the Services in a timely, professional manner. The Consultant shall work commencing on the Effective Date. The Consultant is acting as an independent contractor, and not as an employee, agent or partner of the Company. The Consultant has and will fully comply with all applicable laws and regulations in fulfilling its obligations under this Agreement. For the avoidance of doubt, in connection with the performance of the Services, neither the Consultant shall be involved in structuring any financing for the Company, engaging in credit-related activities in connection with any such financing, soliciting investors for a financing, handling any funds, or engaging in any similar activities in connection with a financing or otherwise.

2.	Fees, Benefits and Taxes.

2.1.       Fees. The Consultant shall not be entitled to receive cash compensation; however, as full and complete compensation for performing the Services, the Consultant shall be entitled to receive an aggregate of [•] common shares of the Company, which shares shall be delivered by the Company upon execution of this Agreement.

2.2.       No Benefits. As an independent contractor, the Consultant is not eligible to participate in any of the Company’s employee benefit plans, programs or policies. The Company will not provide workers’ compensation coverage for the Consultant.

2.3.       Expenses. The Consultant will not be reimbursed for any out-of-pocket expenses incurred in connection with providing the Services. To clarify, all travel costs, equipment, consumables, additional labor and any other costs incurred by the Consultant in providing the Services are the responsibility of the Consultant.

2.4.       Taxes and Other Expenses. The Consultant is responsible for payment of all taxes relating to the fees paid by the Company to the Consultant, as well as any taxes or assessments relating to its employees and contractors.

3.	Term; Termination.

3.1.       Term. This agreement is valid as of the Effective Date for six (6) months (the “Term”).

3.2.        Termination. The Company may terminate this Agreement without cause upon thirty (30) days’ prior written notice to the Consultant. The Consultant may terminate this Agreement without cause upon thirty (30) days’ prior written notice to the Company. Upon termination of this Agreement or upon request by the Company at any time, the Consultant will immediately return to the Company all of the Company’s documents, records, and other information. The Consultant shall not retain copies of any of the Company’s documents, records or other information after termination of this Agreement.

3.3.       Effect of Termination. The following provisions will survive expiration of this Agreement or termination for any reason: Sections 4, 5, 6, 7, 8 and 9.

4.	Intellectual Property Rights.

4.1.       For good and valuable consideration, receipt of which is hereby acknowledged, the Consultant assigns to the Company exclusively all of the Consultant’s rights, title and interest in and to any and all Intellectual Property Rights (as defined below) related specifically to the Company’s business or produced by the Consultant in connection with the Services provided to the Company or using any confidential information or any other intellectual property of the Company (collectively, the “Company Developments”). To the extent applicable, each copyrightable Company Development and all related benefits will be deemed “work made for hire” and all right, title and interest in that work and those benefits will vest with the Company. The Consultant represents and warrants that it has the right to transfer all its rights in the Company Developments to the Company. The Consultant will take such actions and execute such documents as may be reasonably requested by the Company to fully effectuate the purpose and intent of this provision of including but not be limited to vesting sole and absolute ownership of the Company Developments in the Company. The Consultant irrevocably appoints the Company and its duly authorized agents and officers as its attorney-in-fact, to act for and in its behalf to execute and file any application and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection with respect to the Company Developments with the same legal force and effect as if executed by the Consultant if at any time the Company is unable, after reasonable effort, to secure the Consultant’s signature on any letters patent, copyright or other analogous application relating to the Company Developments, for any reason whatsoever.

4.2.       “Intellectual Property Rights” means all intellectual property rights, including patent rights, copyrights, moral rights, trademark rights, trade name rights, service mark rights, trade dress rights, trade secret rights, proprietary rights, privacy rights, and publicity rights, whether those rights have been filed or registered under any statute or are protected or protectable under applicable law.

4.3.       For the avoidance of doubt, “Company Developments” include Intellectual Property Rights to drones and air mobility platform, processes, assays and methodologies produced by the Consultant in connection with the Services to the Company or using any confidential information or any other intellectual property of the Company.

5.           Representations and Warranties. The Consultant represents, warrants and covenants that: (a) the Consultant has a valid business license and a permanent tax account number; (b) the Consultant will make all applicable tax and social security reports, filings and payments required by the laws applicable to the Consultant; (c) the Services will be performed in a professional and workmanlike manner in accordance with applicable commercial standards; (c) this Agreement is the legal valid and binding obligation of the Consultant and is enforceable against the Consultant in accordance with its terms; and (d) the performance of Services by the Consultant under this Agreement does not and will not violate any agreements with or obligations the Consultant may have to any other person or entity, and the Consultant further agrees that the Consultant will not use in the course of performing the Services for the Company or disclose to the Company the confidential information of any other person or entity without the prior written consent of that person or entity. To the extent any materials used or delivered by the Consultant contain matter proprietary to a third party, the Consultant will obtain a license for the Company to use any such proprietary matters.

6.             Independent Contractor. The Consultant agrees that the Consultant is an independent contractor, that the Consultant is not by this Agreement constituted or appointed the legal representative or agent of the Company, and that the Consultant does not have the right or authority to make directly or indirectly on behalf of the Company any representation, warranty, guarantee or commitment, or to assume, execute or incur any liability or any obligation of any kind on behalf of the Company, whether express or implied. The Consultant is solely responsible for any employees it employs to provide the Services, including their compensation, payroll and other taxes, workers’ compensation insurance and any other costs, expenses or responsibilities typically associated with an employer. The Consultant will maintain any licenses, permits and insurance coverages required to be maintained by an independent business and will be responsible for reporting and paying all taxes, fees and other expenses typically the responsibility of an independent busine ss. In performing the Services: (a) the Consultant will not be under Company’s direction and control; (b) the Consultant will determine the time and manner of providing the Services (c) the Consultant will choose the location from which to provide the Services; and (d) the Consultant will provide equipment required to perform the Services. The Consultant acknowledges that the Consultant is engaged as an independent contractor by other entities to perform services similar to the Services to be performed by the Consultant under this Agreement.

7.	Indemnification.

(a)           The Consultant will indemnify, defend and hold the Company and its affiliates harmless from and against any and all damages, costs and expenses (including reasonable defense costs, taxes, penalties, fines and interest) they incur in connection with a claim asserted by any third party against the Company or its affiliates, directly or in directly, that arises from or relates to: (a) any breach by the Consultant of any provision of this Agreement; (b) the gross negligence or willful misconduct of the Consultant; (c) any violation of any applicable law by the Consultant that adversely affects the Company or its affiliates; (d) the Consultant’s status as an independent contractor, including claims by any government entity for taxes, fees, penalties, interest or other costs and expenses, including those payable to any government entity, the Consultant or other person or entity as a result of a determination that the Consultant is not an independent contractor; or (e) any claim by an employee or contractor of the Consultant; or (f) a claim that the Services or any Company Developments infringe that third party’s copyrights, patents, or other intellectual property rights; in each case, whether arising from or in connection with a demand, action, regulatory action, lawsuit, proceeding (including proceedings under the Canada Bankruptcy Code), judgment, settlement, appeal or other post judgment proceeding and whether asserted in contract, tort, strict liability or otherwise. Notwithstanding anything to the contrary herein, the Consultant’s total indemnity under any claim(s) hereunder is limited to US$100,000.

(b)           The Company will indemnify, defend and hold the Consultant and their affiliates harmless from and against any and all damages, costs and expenses (including reasonable defense costs, taxes, penalties, fines and interest) they incur in connection with a claim asserted by any third party against the Consultant or its affiliates, directly or in directly, that arises from or relates to: (a) any breach by the Company of any provision of this Agreement; (b) the gross negligence or willful misconduct of the Company; (c) any violation of any applicable law by the Company that adversely affects the Consultant or its affiliates; or (d) a claim that the activities of the Company infringe that third party’s copyrights, patents, or other intellectual property rights; in each case, whether arising from or in connection with a demand, action, regulatory action, lawsuit, proceeding (including proceedings under the Canada Bankruptcy Code), judgment, settlement, appeal or other post judgment proceeding and whether asserted in contract, tort, strict liability or otherwise.

8.	Nonsolicitation and Confidentiality.

8.1.        Nonsolicitation. During the Term of this Agreement and for a period of twelve (12) months following the termination of this Agreement for any reason, the Consultant will not: (a) induce, solicit, contact, or sell or attempt to sell the services or products similar to those sold by the Company to a current customer or prospective customer of the Company; (b) take any action that may cause, or causes, a supplier, vendor, current customer or prospective customer of the Company to: (i) reduce the volume of business it transacts with the Company, or (ii) divert or fail to tender new business opportunities or increased business to the Company; and/or (c) hire or solicit any employee, supplier, or vendor of the Company to leave employment or otherwise change or terminate its relationship with the Company, except with the explicit prior written consent of the Company, which may be withheld for any reason. “Current customer” means any person or entity to which the Company has sold products or services within the one-year period preceding the termination of this Agreement. "Prospective customer" means any person or entity contacted by the Company or that the Company can prove it intended to contact within the one-year period preceding the termination of this Agreement.

8.2.	Confidentiality.

(a)          “Confidential Information” includes all trade secrets and all other proprietary or confidential information of the Company, including its organization, business operations, relationships, finances, budgets, projections, marketing plans, strategies, forecasts, products, services, prices, costs, customers and suppliers, to which the Consultant has had or may have access. The term “Confidential Information” also includes all notes, records, drawings, specifications, data and other documentation about any of the matters described in the preceding sentence, whether prepared by the Consultant or others, in any form, whether or not marked as “confidential” or “proprietary.” The term “Confidential Information” does not include any information that is generally available to and known by the general public without violating the terms of this Agreement.

(b)          The Consultant agrees to protect and keep secret all Confidential Information and will not use or disclose any Confidential Information to any person other than the Company, its authorized employees and such other persons to whom the Consultant has been instructed by the Company to make disclosure, in each case only to the extent required in the course of the Consultant’s service to the Company. Because the Consultant has had or may have access to the confidential information of third parties with whom the Company does business, the Consultant will treat that information with the same degree of care and subject to the same obligations and restrictions as required by this Agreement for the Company’s Confidential Information. The Consultant’s obligations under this Section 8 with respect to any particular Confidential Information of the Company, as well as the confidential information of others, will expire only at such time as that information ceases to be Confidential Information.

8.3.        Remedies. The Consultant consents and agrees that it would be difficult to measure damages from any breach of this Sections 8 and that monetary damages would be an inadequate remedy for any such breach. Accordingly, the Consultant agrees that upon a breach of this Section 8, the Company will be entitled, in addition to any other remedy it may have in law or in equity, to an injunction or other appropriate order to restrain any such breach, without showing or proving any actual damage sustained, and without posting a bond or other undertaking.

8.4.        Consultant’s Acknowledgement. The Consultant acknowledges that the non-solicitation and confidentiality restrictions in Section 8 will not interfere with the Consultant’s ability to make a living performing the type of services the Consultant performs as an independent contractor.

9.	General Provisions.

9.1.        Notices. Any notice under this Agreement will be in writing and will be effective when either delivered in person or deposited as registered or certified mail, postage prepaid, addressed to the party at the address set forth below that party’s signature line at the end of this Agreement, or sent by e-mail to the e-mail address set forth below. Either party may by written notice to the other party, designate a different address.

9.2.        Governing Law; Dispute Resolution. This Agreement will be governed by and interpreted in accordance with the laws of laws of the Cayman Islands applicable therein. Any controversy, claim or dispute arising out of or relating to this Agreement shall be resolved through final and binding arbitration near the Consultant’s residence or other location agreed to by the parties, conducted by and according to the rules of the courts of the Cayman Islands. Pending the outcome of arbitration, either party may apply to a court of competent jurisdiction for provisional process, specific performance and/or injunctive relief. The arbitrator’s decision may be entered and enforced in any court of competent jurisdiction.

9.3.        Entire Agreement; Amendments. This Agreement and any agreements referenced and incorporated herein, contain the entire agreement of the parties with respect to the matters covered, and no other previous agreement, statement or promise made by either party to this Agreement that is not contained in the terms of this Agreement will be binding or valid. This Agreement may be amended only in writing by both parties to this Agreement.

9.4.        Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and authorized assigns.

9.5.        Attorneys’ Fees. The prevailing party in any arbitration or court action arising from or relating to this Agreement, including any appeals, will be entitled to an award of its reasonable attorneys’ fees, costs and disbursements, as determined by the arbitrator or courts before which the action or appeal is tried or heard.

9.6.        Severability. The Consultant hereby agrees that each provision in this Agreement will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses in this Agreement. Moreover, if any provision of this Agreement is for any reason be held to be void or unenforceable as written, the parties intend that (a) such provision of this Agreement be enforced to the extent permitted by law, and (b) the balance of this Agreement remain in full force and effect.

9.7.        Interpretation. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. The words “includes” and "including" are not limited in any way and mean “includes or including without limitation.” Both parties have had the opportunity to have this Agreement reviewed by their attorneys. Therefore, no rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

9.8.        Final Agreement. Both parties agree as the date of this agreement that neither party owes the other party any consideration.

[Signature page follows]

IN WITNESS WHEREOF this Agreement has been executed as of the date first written above.

VEG HOUSE HOLDINGS INC.

By:
Name:	Alexandra Hoffman
Title:	Chief Executive Officer

CONSULTANT:

By:
Name:
Title:

Address:

Phone:

Signature Page – Consulting Agreement